Exhibit 99.1

For Immediate Release	Symbol: POT
December 3, 2013
Listed: TSX, NYSE

PotashCorp Announces Operating and Workforce Changes

Saskatoon, Saskatchewan – Potash Corporation of Saskatchewan Inc. (PotashCorp) announced today that it is taking the difficult but necessary step to reduce its workforce in Canada, the United States and Trinidad by approximately 18 percent from current levels.

We expect workforce reductions by region as follows:

•	Saskatchewan – approximately 440 people

•	New Brunswick – approximately 130 people

•	Florida – approximately 350 people

•	North Carolina – approximately 85 people

•	Other US locations and Trinidad – approximately 40 people

Despite confidence in the long-term drivers of our business, a significant portion of fertilizer demand comes from developing markets where growth has been less robust than expected. This sluggish environment has been most visible in our potash and phosphate businesses, and has contributed to challenging market conditions. As a consequence, we must make some difficult decisions today to ensure the company continues to be well positioned for the future.

Following a comprehensive review of business and operational needs, changes were identified to:

•	Respond to market conditions;

•	Reduce costs to enhance the global competitive position of the company; and

•	Maintain operational flexibility in potash to meet anticipated future demand growth.

The changes are intended to optimize our lowest-cost operations, while retaining the ability to respond to expected demand levels and product needs of our customers. All three business operating segments (nitrogen, phosphate and potash), as well as corporate services, will be impacted by these reductions.

“This is a difficult day for our employees and our company,” said PotashCorp President and Chief Executive Officer Bill Doyle. “While these are steps we must take to run a sustainable business and protect the long-term interests of all our stakeholders, these decisions are never easy. We understand the impact is not only on our people, but also in the communities where we work and live, and PotashCorp will work hard to help those affected through this challenging time.”

Operating and Workforce Changes

Potash

We are reducing our permanent potash workforce by approximately 570 people. The majority of these positions will be at our Lanigan and Cory facilities in Saskatchewan as well as our New Brunswick operation. Our Patience Lake, SK facility and Saskatoon Corporate Headquarters will also be affected.

Operating changes include:

•	Suspending production at one of our two Lanigan mills by year end, while keeping it in a care-and-maintenance mode;

•	Reducing production at our Cory facility by year end; and

•	Ceasing production at our Penobsquis, NB facility at the end of the first quarter 2014, which will allow us to accelerate development activities at our Picadilly mine.

Our Allan and Rocanville facilities in Saskatchewan are not expected to be impacted.

We anticipate our operational capability for 2014, along with our inventory position, will provide us the ability to supply more than 10 million tonnes, which should provide ample supply cushion. Although staffed to run at reduced levels for the foreseeable future, our Lanigan and Cory plans provide the flexibility to ramp-up operations as market conditions warrant.

Expansion spending at Rocanville – our lowest-cost operation – will continue as previously announced. This project, which is approximately 90 percent complete, is expected to further enhance our competitive position and play a key role in meeting future customer needs.

Phosphate and Nitrogen

We will be closing the Suwannee River chemical plant in the second half of 2014 – one of two at our White Springs, FL phosphate facility. This move will impact approximately 350 people. The granulation plants at this facility will continue to operate.

A loss of capacity at White Springs is expected to be partially offset by higher operating rates at our Aurora, NC phosphate facility. We anticipate a net loss of approximately 215,000 tonnes of P2O5 annual production within our phosphate business beginning in 2015, although product mix optimization will result in improved per-tonne gross margin contribution. The impact on customers is expected to be minimal due to our product mix flexibility, as well as the ability to direct volumes to offshore or domestic markets.

At Aurora, our number of permanent employees will be reduced by approximately 85.

We will be reducing our workforce at our US and Trinidad nitrogen facilities by approximately 20 permanent people. We do not anticipate any change to our operational capability.

There will also be workforce reductions at our Northbrook, IL office which includes our US Sales and support services for our Nitrogen and Phosphate businesses.

Transition

The majority of changes are anticipated to be completed in 2013, although certain positions at impacted operations are expected to remain in place through a transitional period. Where feasible, affected employees will be offered voluntary severance packages prior to any involuntary reductions. Additionally, we are committed to providing assistance to all our employees in their transition to new opportunities. Severance and assistance programs are expected to exceed those that are typically provided in similar situations.

We anticipate the outlined changes will result in lower per-tonne operating costs – most notably in our potash and phosphate segments – thereby enhancing the competitive position of each nutrient on a global basis. We expect potash cost savings of $15-$20 per tonne in 2014 with a targeted reduction of $20-$30 per tonne by 2016 (from 2013 levels). In phosphate, we anticipate an annualized gross margin improvement of approximately $10-$15 per P2O5 tonne.

One-time costs associated with these changes are expected to approximate $70 million for severance charges. We are currently reviewing the carrying value of our affected assets and a write-down, if required, will be incorporated into our fourth quarter 2013 results.

Conclusion

“We work in a remarkable and critically important industry – one with a proud history and a bright future,” said Doyle. “While these are difficult decisions, we know that they help ensure our company remains positioned for the future and able to grow long-term value for those who depend on our sustainability and success.”

More information, including a video message and presentation is available at www.potashcorp.com.

PotashCorp is the world’s largest crop nutrient company and plays an integral role in global food production. The company produces the three essential nutrients required to help farmers grow healthier, more abundant crops. With global population rising and diets improving in developing countries, these nutrients offer a responsible and practical solution to meeting the long-term demand for food. PotashCorp is the largest producer, by capacity, of potash and third largest producer of nitrogen and phosphate. While agriculture is its primary market, the company also produces products for animal nutrition and industrial uses. Common shares of Potash Corporation of Saskatchewan Inc. are listed on the Toronto Stock Exchange and the New York Stock Exchange.

For further information please contact:

Investors	Media
Denita Stann	Bill Johnson
Vice President, Investor and Public Relations	Senior Director, Public Affairs
Phone: (306) 933-8521	Phone: (306) 933-8849
Fax: (306) 933-8844	Fax: (306) 933-8844
Email: ir@potashcorp.com	Email: pr@potashcorp.com

Website: www.potashcorp.com

This release contains forward-looking statements or forward-looking information (forward-looking statements). These statements can be identified by expressions of belief, expectation or intention, as well as those statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to: foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company considers these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Forward-looking statements are subject to risks and uncertainties that are difficult to predict. The results or events set forth in forward-looking statements may differ materially from actual results or events. Several factors could cause actual results or events to differ materially from those expressed in the forward-looking statements, including, but not limited to the following: variations from our assumptions with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities, and effective tax rates; fluctuations in supply and demand in the fertilizer, sulfur, transportation and petrochemical markets; costs and availability of transportation and distribution for our raw materials and products, including railcars and ocean freight; changes in competitive pressures, including pricing pressures; adverse or uncertain economic conditions and changes in credit and financial markets; the results of sales contract negotiations within major markets; economic and political uncertainty around the world; timing and impact of capital expenditures; risks associated with natural gas and other hedging activities; changes in capital markets; unexpected or adverse weather conditions; changes in currency and exchange rates; unexpected geological or environmental conditions, including water inflows; imprecision in reserve estimates; adverse developments in new and pending legal proceedings or government investigations; acquisitions we may undertake; strikes or other forms of work stoppage or slowdowns; rates of return on and the risks associated with our investments; changes in, and the effects of, government policies and regulations; security risks related to our information technology systems; and earnings and the decisions of taxing authorities, which could affect our effective tax rates. Additional risks and uncertainties can be found in our Form 10-K for the fiscal year ended December 31, 2012 under the captions “Forward-Looking Statements” and “Item 1A – Risk Factors” and in our other filings with the US Securities and Exchange Commission and the Canadian provincial securities commissions. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.